Exhibit 10.6.3

                    SEPARATION AGREEMENT AND GENERAL RELEASE


     AGREEMENT made this 2nd day of November 2004, by and between InteliData Technologies Corporation ("INTELIDATA") and Albert N. Wergley ("Employee").

     WHEREAS, INTELIDATA and Employee are parties to an "Employment and Non-Competition Agreement, dated December 17, 1997, as amended June 14, 1999 (the "Employment Agreement"), and mutually desire to reach an agreement as to the rights, benefits and obligations of INTELIDATA and Employee concerning Employee's employment with INTELIDATA and the separation from employment, the parties agree as follows:

1. Separation Date. Employee's last day of employment shall be November 5, 2004 (the "Separation Date"). No additional leave accrual shall occur after the Separation Date. No additional stock option vesting shall occur after the Separation Date. All vested stock options held by Employee must be exercised in accordance with the terms of the option agreement for such option grant.

2. Severance Benefits and Consideration. In consideration of the General Release and Waiver set forth in Paragraph 3, below, and Employee's agreement to continue employment through the Separation Date, INTELIDATA agrees to provide Employee the compensation and benefits (the "Severance Benefits") set forth below:

     a. Any salary payments earned up to the Separation Date shall be paid on INTELIDATA's normal pay period for such payments.

     b. Accrued vacation pay through the Separation Date shall be paid within fourteen days of the Separation date.

     c. In accordance with Section 3.2(d)(iii) of the Employment Agreement, Employee shall be paid a lump sum payment of $50,000 (subject to customary withholdings). Such payment shall be made within fourteen days of the Separation date.


     The Severance Benefits, including continuation of employment through the Separation Date, shall be the sole consideration due from INTELIDATA to Employee relating to Employee's employment with INTELIDATA and the separation from employment and the General Release and Waiver in Paragraph 3, below. Employee understands that by offering this Severance Benefit and entering into this Agreement, INTELIDATA does not admit liability for any wrongful or unlawful act in connection either with Employee's separation from employment or with making this offer.

3. Employee General Release and Waiver. Employee voluntarily and knowingly executes this General Release and Waiver in consideration of the compensation and benefits set forth in Paragraph 2 above. With the intention of binding Employee, Employee's heirs, and Employee's personal and/or legal representatives, successors, and assigns, Employee does hereby waive, release, and forever discharge INTELIDATA and/or its successors, assigns, subsidiaries, including, without limitation, Home Account
     Holdings, Inc. and Home Account Network, Inc., affiliated or related entities, and/or its owners, officers, employees, directors, agents, and representatives ("INTELIDATA and its Affiliates") of all charges, complaints, causes of action, and claims of any kind, including but not limited to claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Rehabilitations Act of 1973, WARN Act, any other federal, state or local law prohibiting discrimination on account of Employee's race, color, sex, marital status, national origin or any disability Employee may have, for wrongful termination and any or common law, for back pay, overtime wages, front pay, lost benefits, compensatory damages, liquidated damages, punitive damages, attorneys' fees and costs, or any other damages arising from events, acts, or omissions which occurred prior to the date the Employee executes this Agreement, whether such claims are presently known or here after discovered. This release of claims includes but is not limited to: 1) any claims the Employee may have arising from the terms and conditions of employment by INTELIDATA and its Affiliates, its subsidiaries, or termination from employment, 2) any claim for reemployment or reinstatement with INTELIDATA and its Affiliates; and 3) any claims for attorney's fees, settlement costs, or any other costs incurred by Employee in connection with this Agreement.

     This waiver does not apply to any rights or claims that relate to events that may occur after the date this Agreement is effective.

4. Period for Revocation. With respect to the General Release and Waiver in paragraph 3, Employee agrees and understands that Employee is specifically releasing all claims under the Age Discrimination in Employment Act (ADEA), as amended, 29 U.S.C. Section 621 et seq. Employee states that his waiver
                                       ------
     of ADEA claims is knowing and voluntary, and he understands that he is forever releasing INTELIDATA and its Affiliates and covenanting not to sue with respect to such claims. Employee further acknowledges that Employee has had, or waives his right to have, at least twenty-one (21) days to consider this Agreement and to waive and release any claims he might have against INTELIDATA and its Affiliates, including claims under the ADEA. This Agreement shall become effective and enforceable seven (7) days after the date it is executed, and Employee understands that he has the right to review it with an attorney of his choice and to revoke this Agreement at any time within that seven (7) day period. If Employee elects to revoke this Agreement within this seven-day period, Employee must do so by delivering a written notice of revocation to the INTELIDATA CEO no later than 5:00 p.m. on the seventh day after Employee has signed the Agreement. If Employee revokes this Agreement pursuant to this Paragraph and INTELIDATA has already made the payment under Paragraph 2(d), Employee agrees to refund the entire amount of that payment to INTELIDATA by certified check within forty-eight (48) hours of revocation.

5. Employment Agreement. The "Employee Confidentiality and Non-Disclosure Agreement" Employee entered into effective as of May 3, 1995 shall survive the Separation Date and Employee's termination of employment. The Employment Agreement shall terminate on the Separation; provided however, the provisions of Sections 4 and 5 of the Employment Agreement regarding "Non-Competition, Non-Hire, Non-Disparagement" and "Confidentiality" shall survive termination in accordance with their terms.

6. No Employee Assignment. This Agreement may not be assigned, in whole or in part, by Employee and shall fully bind, and inure to the benefit of, the heirs, successors and representatives of the parties.

7. Acknowledgment. Employee acknowledges that Employee has read and understands the Agreement and executes it voluntarily and without coercion. Employee further acknowledges that Employee is hereby advised of Employee's right to consult with an attorney of Employee's choice at Employee's own expense prior to executing this Agreement. Finally, Employee acknowledges and agrees that the payments and promises reflected in this Agreement constitute good and sufficient consideration for the foregoing waiver and release, as well as the other promises made herein, and exceed anything of value to which Employee is owed by INTELIDATA.

8. Entire Agreement. The Agreement is the final and complete agreement between the parties as to the subject matter herein, and shall, to the extent it conflicts with any prior oral or written agreement between the parties, supercede such prior agreements with the exception of executed Non-Disclosure/Non-Compete/Confidentiality Agreements and executed Stock Option Agreements. No modification of this Agreement shall be made unless in writing and signed by both parties. Neither party shall disclose the contents of this Agreement to any third party, except as may be required by law. This Agreement shall be governed by the laws of the State of Virginia.


EMPLOYEE                                   INTELIDATA TECHNOLOGIES CORPORATION



/s/ Albert N. Wergely                      BY: /s/ Alfred S. Dominick, Jr.
----------------------                         ---------------------------
Albert N. Wergley                              Alfred S. Dominick, Jr.
                                               Chief Executive Officer


11/2/04                                        11/2/04
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Date                                           Date